Exhibit 10.16

EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") is made and entered into as of __________, 2009, by and between Business Development Solutions, Inc., a Delaware company (the "Company"), and __________________ (the "Executive"), a ____________ citizen with passport No. __________.

WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, to render services to the Company on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of these premises and of the covenants and agreements set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Employment. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, in the position set forth in Section 3 below, for the Term (as defined in Section 2 below), subject to the terms and conditions of this Agreement.

2.         Term. Unless earlier terminated in accordance with this Agreement, the term of the Executive's employment under this Agreement (the "Term") shall be the period commencing on the date hereof (the "Effective Date") and continuing until _____________. Upon the expiration of the Term and subject to mutual agreement of the Company and the Executive in writing 30 days prior to the expiration of the Term, the Term may be extended for such additional period as the parties hereto may agree.

3.         Positions; Duties and Responsibilities.

(a)         During the Term, the Executive shall serve the Company as the _____________ of the Company.

(b)         In the performance of [his][her] duties and responsibilities as the ______________ of the Company, the Executive (i) shall be subject to all of the Company's policies, procedures, rules and regulations applicable to its employees (such Company policies, procedures, rules and regulations are incorporated herein by reference as integral parts of this Agreement), (ii) shall report directly to, and shall be under the direction of, the Board of Directors of the Company (the "Board") and (iii) shall perform such duties and responsibilities commensurate with and appropriate for his position as shall be from time to time assigned to him/her by the Board.

(c)         During the Term, the Executive shall serve the Company faithfully, diligently and to the best of his ability, and shall devote his full time, energies, skills and attention to his performance of his duties and responsibilities under this Agreement and affairs and activities of the Company or any of its Affiliates (as may be directed by the Company from time to time); provided however, that Executive may participate in professional, civic, social and/or charitable activities that do not adversely affect his ability to carry out his duties and responsibilities under this Agreement. The Executive shall keep the Board at all times promptly and fully informed (in writing if so requested) of his conduct of the business and provide such explanations in connection therewith as the Board may require. For the purposes of this Agreement, an "Affiliate" means with respect to any person or entity, any other person or entity that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control, with such person or entity. For purpose of the definition of Affiliate, "control" means having the power to direct or appoint the management of a company and "controlled" or "controlling" has correlative meaning.

(d)         The Executive shall comply with and cause the Company to comply with the requirements of the US Foreign Corrupt Practices Act and PRC anti-corruption laws and shall not directly or indirectly (A) make any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company (or any Affiliate thereof), or (iv) in violation of any law, or (B) permit or cause to be established or maintained any fund or asset that will not be recorded in the books and records of the Company.

(e)         The Executive shall ensure that the Company's accounting and reporting controls be consistent with standards implemented by the Company for such controls, including as appropriate compliance with the US Sarbanes Oxley Act of 2002.

4.         Compensation.

(a)         Base Salary. During the Term, the Company shall pay to the Executive a base salary at the rate of [_________] per year ("Base Salary") as may be adjusted by the Board, in accordance with the regular payroll practices of the Company.

(b)         Bonus. Based on the Company's operating results, the Company may pay to the Executive a bonus (the "Bonus") in such amount as may be determined by the Board.

(c)         Vacation; Holiday. The Executive shall be eligible for paid vacation time of [ten (10)] business days in each calendar year during the Term. The Executive is entitled to receive vacation pay for the vacation days not taken at the end of each calendar year during the Term in the amount equal to 100% of the pro rata daily Base Salary on the basis of 251 business days in a calendar year. The Executive shall be entitled to legal holidays and other paid leaves of absence in accordance with applicable law.

(d)         Benefits. During the Term, the Executive shall be entitled to participate in all the welfare benefit plans and programs from time to time maintained by the Company for the benefit of its senior executives and all general employment and social welfare benefits required to be provided to him/her under applicable laws and regulations. In addition, the Executive may be eligible to participate in equity compensation or incentive plans and programs maintained from time to time by the Company for the benefit of its senior executives, subject to the approval of the Board and the terms and conditions of such plans and programs. The Executive shall be entitled to expense reimbursement upon presentation of proper documentation for direct out-of-pocket business expenses reasonably incurred by him/her for the direct benefit of the Company in performing his duties on behalf of the Company, prior to any termination of employment, in a manner consistent with applicable Company policies.

(e)         Deduction and Withholding. The Company shall make such deductions and withhold such amounts from each payment and benefit made or provided to the Executive hereunder, as may be required from time to time by applicable law, governmental rules, regulations or orders.

5.         Confidentiality.

(a)         The Executive acknowledges that he will have access to and will be entrusted with detailed confidential information, affairs and trade secrets ("Confidential Information") relating to the present and contemplated operations of the Company or its Affiliates (for purpose of this Section 5, the "Group"), the disclosure of any of which Confidential Information to competitors of the Group or to the general public would be highly detrimental to the best interests of the Group. The Executive acknowledges and agrees that the right to maintain the confidentiality of such Confidential Information and the right to preserve the goodwill of the Group constitute proprietary rights which the Company is entitled to protect.

(b)         The Executive at any time shall not disclose any Confidential Information (including the terms of this Agreement) to any person nor use the same for any purpose other than the purposes of the Group, nor disclose or use for any purpose other than those of the Group the private affairs of the Company or any other non-public information relating to the business and affairs of the Group which he may acquire as a result of being a director or executive of the Company, provided, however, that the Executive may disclose any information which (i) he can demonstrate was already lawfully in his possession prior to his disclosure thereof, (ii) is generally known to the public and did not become so known through any violation of law, (iii) became known to the public through no fault of his, (iv) is later lawfully acquired by him/her without confidentiality restrictions from other sources, (v) is required to be disclosed by order of court or governmental authority with subpoena powers (provided, that the Executive shall have provided the Company with prior notice of such order and an opportunity to object or take other available action) or (vi) is disclosed to an Affiliate of his which agrees to be bound by the terms of this Section 5.

6.         Company Property. Except for de minimis personal use, the Executive agrees that during his employment he shall not make, use or permit to be used any Company Property (as defined herein) otherwise than for the benefit of the Company. The term "Company Property" shall include all Confidential Information of the Company or any of its Affiliates, rolodexes, software programs, computer, cellular telephones, pagers, "black berries" and their equivalents, automobiles, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or any of its Affiliates or concerning any of its dealings or affairs, and/or provided by the Company or any of its Affiliates, as well as any other Company property in the Executive's possession, custody or control. The Executive further agrees that he shall not, after the termination of his employment, use or permit others to use any such Company Property. The Executive acknowledges and agrees that all Company Property shall be and remain the sole and exclusive property of the Company or any of its Affiliates (as the case may be). Immediately upon the termination of his employment, the Executive shall deliver all Company Properties in the Executive's possession, and all copies thereof, to the Company. Upon receipt by the Company of all such returned Company Properties, the Company shall pay to the Executive his final Base Salary, Bonus or severance (if any).

7.         Non-competition. The Executive hereby covenants and agrees that for the benefit of the Company and its Affiliates that the Executive and its Affiliates shall not, during the Term of this Agreement and for a period of two (2) years following the termination of his employment, either alone or in partnership or in concert with any person and either as a principal, partner, agent, employer, employee, consultant, lender, shareholder, joint venture, investor or as a director of any corporation or association, or in any other manner or capacity whatsoever, directly or indirectly:

(a)         carry on, engage in, assist in, have any equity or other interest in, or provide any financial assistance or consulting or advisory services to, or permit his name to be used or employed by, on or in connection with, or have any active or passive interest in, any business, enterprise or activity directly or indirectly related to the Company or any of its Affiliates in the PRC (including its Special Administrative Regions and Taiwan) (the "Restricted Business");

(b)         solicit or contact any person that was or is a customer, client, vendor, franchisee or supplier (or had been approached or specifically targeted to become a customer, client, vendor, franchisee or supplier) of the Company or any of its Affiliates or any of their respective directors, officers, affiliates, agents, employees, and representative of their legal, accounting or financial advisors and accountants (the "Representatives") for any business purpose that is competitive with the Restricted Business;

(c)         induce or cause, or assist any person to induce or cause, any person that was or is a customer, client, vendor, franchisee or supplier (or had been approached or specifically targeted to become a customer, client, vendor, franchisee or supplier) of the Company or any of its Affiliates or any of their respective Representatives to change their relationship or association with the Company or any of its Affiliates or any of their respective affiliates in a way that adversely affects the interests (financial or otherwise) of the Company or any of its Affiliates; or

(d)         employ, engage, offer employment or engagement to or solicit the employment or engagement of or otherwise entice away from the Company or any of its Affiliates' employment or engagement of assist any person in the commission of any such activities, any individual who is employed by the Company or any of its Affiliates or was within the 2 years prior thereto employed or engaged by the Company or any of its Affiliates whether or not such individual would commit any breach of his or her contract or terms of employment or engagement by leaving the employment or the engagement of any such entity.

For avoidance of doubt, the covenants and agreements set forth above are in addition to, and not in lieu of, other covenants and agreements that the Executive shall have made in writing with applicable Affiliate(s) of the Company.

8.         Reasonableness of Restrictions. The Executive acknowledges that the business of the Company and its Affiliates is or may be conducted throughout the world and that its customers are or may be located throughout the world and that a business competitive with the Company or any of its Affiliates may be carried on anywhere within these areas as a result of the unique use of the Internet, telephonic, technologic and other advanced communications techniques. The Executive hereby agrees that the restrictions and limitations set forth in Sections 5 and 7 hereof are legitimate and fair in light of his access to Confidential Information, his substantial contacts with customers of the Company and its Affiliates, and the Company's need to market its services and products. If an arbitrator in an arbitration proceeding or any court of competent jurisdiction shall at any time deem any restrictive covenants in Sections 5 and 7 too extensive, the other provisions of Sections 5 and 7 shall nevertheless stand, the restricted period shall be deemed to be the longest period within the time frame set out therein permissible by applicable law under the circumstances, the applicable territory shall be deemed to comprise the largest territory within the world permissible by applicable law under the circumstances, and any restriction on activity shall be deemed to comprise the broadest range of business activities within the Business permissible by applicable law under the circumstances.

9.         Termination of Employment; Severance.

(a)      Termination by the Company for Cause. The Company may terminate this Agreement without notice for Cause (as defined herein) at any time during the Term. If the Executive's employment is terminated by the Company for Cause, the Executive shall be entitled to (i) payment of any Base Salary earned through the date of the termination of the Executive's employment with the Company; and (ii) reimbursement of expenses incurred by the Executive up through the date of such termination. The Executive shall not be entitled to any Bonus, severance payment or other or additional payments under this Agreement.

As used herein, "Cause" means (i) a material breach or material default by the Executive of the performance of his duties and representations with the Company which, if curable, has not been cured within 30 days of detailed written notice thereof from the Company; (ii) gross negligence in the performance of the Executive's duties, willful misfeasance in connection with the Executive's work or a breach of fiduciary duty by the Executive; (no act or omission shall be considered willful unless done or omitted in bad faith or without reasonable belief that the action or omission was in the best interest of the Company); (iii) the commission by the Executive of an act of fraud, embezzlement or any other illegal conduct in connection with the Executive's performance of his duties (including without limitation his obligations under Section 3(d)); (iv) the Executive's conviction of a crime; or (v) the bankruptcy and liquidation of a subsidiary of the Company as a result of unsound business operations and the Executive was a director, factory head or manager and was held personally responsible for such bankruptcy or liquidation.

(b)         Voluntary Termination. This Agreement may be terminated upon the Executive giving a 30-day advance written notice to the Company at any time during the Term or the Executive's death or incapacity (each, a "Voluntary Termination"). In the event of a Voluntary Termination, the Executive shall be entitled to any Base Salary earned and unreimbursed business expenses incurred through the date of the termination of the Executive's employment with the Company. The Executive shall not be entitled to any Bonus, severance payment or other or additional payments under this Agreement.

10.         Indemnification. The Executive shall indemnify and hold harmless the Company, the agents, employees, officers and directors of the Company and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, "Losses") to which the Company may become subject, or otherwise insofar as such Losses arise in connection with any breach or violation of, or failure to perform fully by the Executive of any provision under Sections 3(d), 5, 6 and 7 hereof.

11.         Miscellaneous.

(a)         Legal Fees and Expenses. Each party shall pay or cause to be paid and shall be solely responsible for any and all attorneys' and related fees and expenses incurred by it in connection with this Agreement, including fees and expenses associated with any dispute arising with respect to this Agreement.

(b)         Assignment; Successor. This Agreement is a personal contract and none of the parties hereto shall, without the consent of the others, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer, or sale of all or substantially all of the assets or stock of the Company, this Agreement shall be binding upon and inure to the benefit of such successor of the Company and such successor shall assume in writing all executory obligations to the Executive hereunder and shall discharge and perform all the promises, covenants, duties, and obligations of the Company hereunder, and all references herein to the "Company" shall refer to such successor. Except as otherwise expressly provided herein, the Executive shall not have any power of anticipation, alienation or assignment of payments contemplated hereunder, and all rights and benefits of the Executive shall be for the sole personal benefit of the Executive, and no other person shall acquire any right, title or interest hereunder by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against the Executive; provided, however, that in the event of the Executive's death, the Executive's estate, legal representative or beneficiaries (as the case may be) shall have the right to receive all of the benefits that accrued to the Executive pursuant to, and in accordance with, the terms of this Agreement prior to the date of the Executive's death.

(c)         Entire Agreement. This Agreement contains the entire agreement between the Company and the Executive concerning the Executive's employment by the Company and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between them with respect to the subject matter herein.

(d)         Amendment or Waiver. This Agreement cannot be changed, modified or amended without the consent in writing of both the Executive and the Company. No waiver by either the Company or the Executive at any time of any breach by the other party of any condition or provision of this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or at any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be (other than the Executive).

(e)         Headings. The headings of the Sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(f)         Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by applicable law.

(g)         Survival. Sections 4(e), 5, 6, 7, 8, and 10 and other provisions to the extent such are necessary to the intended preservation of rights and obligations, shall survive any termination of this Agreement.

(h)         Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware.

(i)         Notice. Any notice required or permitted to be given to either party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address of such party set forth below, or at such other address as either party shall designate by notice to the other party in the manner provided herein for giving notice.

If to the Company:	Business Development Solutions, Inc.
c/o Suzhou EZTripMart Business Services Co., Ltd.
20/F, 200 Taicang Road
Shanghai 200020, China
Attn:
Facsimile: +86 21 6336 7084

If to the Executive:	_________________________________
_________________________________
Attn:
Facsimile:

(j)         Further Actions. Each of the parties hereto shall, at any time and from time to time hereafter, upon reasonable request of the other, take such further action and execute, acknowledge and deliver all such instruments of further assurance as necessary to carry out the provisions of this Agreement.

(k)         Counterparts. This Agreement shall be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

Business Development Solutions, Inc.

By: _________________________________
Name:
Title:

Executive

_____________________________________
[Name of Executive]